SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2013

KENERGY SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-120507	20-1862816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vladimira Rolovica 158 Suite #7 Belgrade Serbia Europe	11030
(Address of principal executive offices)	(Zip Code)

+35627781221

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Resignations effective June 30 2013:

Ken Glynn has resigned from his positions at Kenergy Scientific, Inc. (KNSC), including President and Chairman of the Board,

Ken Moser has simultaneously resigned from the Board of Directors.

Elected Board directors effective June 30 2013

  Zoran Cvetojevic Chairman of the Board
  Jelena Cvetojevic
  Hugo Rubio
  Andrea Zecevic

Elected Directors and Officers

  Charles Zein President
  Manuel Canales CEO / COO
  Teresa Rubio Secretary and Treasurer

Mr Manuel Canaes, CEO / COO

Manuel Canales has been in International Trade and Development since the early 80's, with International Broadcasting, Communications (Multinational) organizations.

Manuel Canales is also the co-founder of The Media Group Inc. (1995), a Canadian private corporation that holds several subsidiary marketing and development companies and that is dedicated to bridging corporate culture and opportunity sourced among well-funded mature companies in the broadcasting, communications, social media industries.

Manuel has been involved in the broadcast and communications industry for over 37 years, first as a producer in his native Chile, and later in various facets of the Radio, TV, Networks, Syndication business worldwide. Currently working with Multi National companies in Europe, USA, Canada, Asia, Caribbean and Latin America.

Manuel is adept at understanding the business climate in the community and has a strong knowledge of the interests of companies, their clients and customers. He is originally from Chile where he completed Accounting studies and National and International Television Production job assignments. He has completed in Canada University studies in Television Production, Economics and Marketing and sector specific Sales Representative and Marketing Courses.

Manuel is a seasoned broadcaster, has traveled and worked extensively and understand the regulatory environment in media and communications in North America (USA, Canada, and Mexico), Europe, the Caribbean and The Americas over the last 35 years.

Specialties:International Trade Development, Management Consulting, Turn around specialist, Global Business Development, Mergers and Acquisitions, Government Liaison, Competitive analysis, Financing, Franchising, Sustainable Development, Renewable Energies, Radio, TV, Network, Syndication, Production, Financing, Commercialization.

Appointment of Andrea Zecevic, Board Director

A former micro biologist scientist, Ms. Zecevic ventured into the marketing industry ten years ago. Andrea Zecevic, Chief Executive Officer of a Marketing Corporation, has been recognized by Cambridge Who's Who for showing dedication, leadership and excellence in business management.

After working in relative isolation as a scientist in a biological laboratory, Ms. Zecevic realized that she wanted to work in a profession that would allow her to engage her rapport-building and presentation skills, as well as her aptitude for research. She found her niche in the marketing industry eight years ago, and has served as CEO of a Marketing Corporation for the past eight years. As CEO, Ms. Zecevic finds ways to maximize client companies' revenue, visibility and growth. She has also expanded the company and cultivated an expertise in the management and development of new ideas. Ms. Zecevic keeps abreast of market trends, social media, public relations, and investor relations to measure stakeholder satisfaction.

Ms. Zecevic earned a Science degree, with honors, from the University of Toronto. She is pursuing an MBA and holds membership to the Canadian Marketing Association. Her plans include to successfully run a property management business utilizing her vast marketing skills, and acquired management skills to bring value to all stakeholders all while finding innovative ways to increase the performance of the value chain all while keeping an eye on key performance indicators, competition, and measuring the market demands.

Ms. Zecevic also speaks multiple languages adding value to building relationships that can increase shareholder value over time, through various potential mergers and supplier relationships that can serve to increase the value and performance for all stakeholders. Ms. Zecevic utilizes her strategic management skills to develop a high degree of focus, divergence and a compelling tagline that is sure to increase customer delight and business performance levels.

Appointment of Teresa Rubio, Treasurer and Secretary

Ms. Rubio brings over 40 years of entrepreneurial experience in financial markets with focus on business management, administration and accounting in Canada, Spain and Argentina. At a young age of 19, Teresa began working at one of the top retail stores in Argentina while continuing her studies in the field of Accounting; where she gained experience in the areas of bookkeeping, accounting, and controlling.

From 1974 to 1980 Ms. Rubio, after graduating as an accountant, moved to Canada to pursue her career in her field of specialty by working at a Technology and Consulting Firm, where she gained technical experience and acquired a high degree of management as well as organizational skills. From 1980 to 1983 Ms. Rubio moved to Spain to be with her family and worked for a food manufacturing plant doing accounting. From 1980 to 2000 Ms. Rubio went off to pursue other interest in the Ministry of Education. Ms. Rubio’s ability to meet deadlines, manage projects, multitask and implement bookkeeping systems has made her a top Finance and Administration Manager. From 2005 to 2009 Ms. Rubio was asked to run a construction company. As Chief Executive Officer her previous experience in management, accounting, technical experience as well as her ability to speak four (Spanish, Italian, Portuguese, and English) languages has helped the company with foreign clients.

Ms. Rubio currently offers consulting to various companies in need for good accounting processes, and business management in various business operations sectors.

Mrs Jelena Cvetojevic, Board Director

Mrs. Jelena Cvetojevic Graduated at University of Medicine in 1976. Right after graduating Ms. Cvetojevic started working in a Hospital as a chief nurse. One of the responsibilities for Jelena involved the management of staff organization and motivation. During her long work experience as a main coordinator at her department, Ms. Cvetojevic expanded her interests into business management field.

From October 2010 until present, Ms Cvetojevic has been employed in a Communications Group and she is assigned as a main business coordinator of both call centre and marketing team.

Ms. Cvetojevic is a great team leader with the ability to schedule employee trainings and daily assignments as they arise. Ms. Cvetojevic is a highly motivated and ambitious individual able to give timely and accurate advice, guidance, support and training to team members and individuals.  Ms Cvetojevic has a professional attitude and an ability to be flexible and handle change in a positive manner.

Mr Zoran Cvetojevic, Board Director (Chairman)

Zoran Cvetojevic, graduated at University of Electronic Engineering, Skopje, Macedonia, Yugoslavia. After that he  gets MSc  degree Master of Science of Electronic design at Cranfield Institute of Technology, England in 1989.

During his long work experience as a manager and director of various companies, Mr. Cvetojevic expanded his interests into business administration and strategy.

From October 2010 until present, Mr Cvetojevic is employed in a Communications Group and he was working as  a Marketing director. Mr. Cvetojevic has great ability to design, implement and facilitate the required  annual marketing plan. In addition to this Mr. Cvetojevic possesses great ability to develop, execute Research, analysis, and monitoring of financial, technological and demographic factors. Mr. Cvetojevic understands the importance of undertaking and evaluation of customer research, market conditions and competitor data.

Mr. Cvetojevic has experience with new software implementation and is not afraid to test and implement the latest technologies available to provide corporations with the competitive advantage required to succeed.

Charles Zein, President

Charles Zein since 2005 in a role of day trader compliance officer and Index trader. Considered a professional trader with the brand on line pseudo “Dr Kay” in the Forex and Index trading networks. Dr Kay manages the Pan Tufa Group money market day traders portfolios and provides interactive trading education to institutional and corporate clients. His role includes ssecuring key accounts by improving customer support and providing customized care. Work diligently with Introductory Brokers (IB’s) after, support them and procure gaining additional support in assisting them to increase awareness through our marketing efforts for Spot Fx Malta by customizing offers per region and doing in house trainings. Protect our market share by staying ahead of changes in the market all while assessing ongoing research and trend’s study. Aligning sales efforts to market changes and to counteract competitor’s moves. Review product and market performance regarding extension and acknowledging perceived brand image with directed marketing research. Getting retailers and consumers actively involved with the brand. Having legal advisors or division assessing special needs and assuring compliance with procedures and law requirements for every targeted country.

Mr. Hugo Rubio, Board Director / Advisor

Hugo Rubio is a retired investor that excelled and continues to excel on locating ideal investment opportunities.  Mr. Rubio has travelled through Europe, North America, and Europe in search for various investment opportunities and has invested heavily in many opportunities such as real estate properties, marina in the southern part of Europe where he was actively involved in the decision making as well as investment, served as CEO of a vehicle detailing shop in Spain, and various other investment opportunities throughout United States. Mr. Rubio speaks three languages which have enhanced his ability to conduct research in markets he has felt were ideal based on the economy or had great long term future potential.  He has more than 30 years experience in investments, and research on ideal securities.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Fiscal Year.

Effective as of June 2, 2013, the Board of Directors has approved the following resolution:

New corporate domain web site www.knsc.info and  Pursuant to SEC release on 4/2/2013 see http://www.sec.gov/news/press/2013/2013-51.htm where amongst other things KNSC shall use all forms of social media known including but not limited to Twitter, Facebook, Google, BING, Investorshangout.Com and other social media and chat groups to announce key company updates and events including and not limited to addressing falsely posted misinformation and/or libelous defamation of the Company its officers, directors and/or shareholders, as their interests may appear.

Item 8.01 Other Events

Item 9.01.  Compensation of Officers and Directors

All of the officers directors and board members of the company shall receive a base salary of $1 per year, plus customary benefits for all of their professional time to her service as an officer and or director and or board member of the Company. (Profit sharing based on 30% net operating profits based on meeting established milestones, and split equally amongst all key staff )

Exhibits

99.1	Appointments and Resignations

 See exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENERGY SCIENTIFIC, INC.

Dated: July 3, 2013	By:	/s/ Manuel Canales
Manuel Canales
Chief Executive Officer

Exhibit 99.1

Exhibits

99.1	Appointments and Resignations

BOARD RESOLUTION OF KENERGY SCIENTIFIC, INC.

APPOINTING BOARD MEMBERS

DULY PASSED ON JULY 2, 2013.

1     appointment of BOARD MEMBERS

RESOLVED, that the following persons are elected to the office(s) indicated next to their names to serve until their successor(s) shall be duly elected, unless he or she resigns, is removed from office or is otherwise disqualified from serving as an officer of this corporation, to take their respective office(s) immediately upon such appointment:

Office	Name
Board Member	Zoran Cvetojevic
Board Member	Jelena Cvetojevic
Board Member	Hugo Rubio
Board Member	Andrea Zecevic

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

It is hereby certified by the undersigned that the foregoing resolution was duly passed by the Board of Directors of the above-named Company on the 2nd day of July, 2013, in accordance with the Memorandum or By-Laws and Articles of Incorporation of the Company and the laws and by-laws governing the Company and that the said resolution has been duly recorded in the Minute Book and is in full force and effect.

President – Charles Zein

CEO – Manuel Canales

Secretary – Teresa Rubio

CONSENT

To the Board of Directors of:

KENERGY SCIENTIFIC, INC.

I, Andrea Zecevic, hereby accept a position as a Board Member of the Company, effective as of the date below:

Dated this 2nd day of July, 2013.

Andrea Zecevic

CONSENT

To the Board of Directors of:

KENERGY SCIENTIFIC, INC.

I, Hugo Rubio, hereby accept a position as a Board Member of the Company, effective as of the date below:

Dated this 2nd day of July, 2013.

Hugo Rubio

CONSENT

To the Board of Directors of:

KENERGY SCIENTIFIC, INC.

I, Jelena Cvetojevic, hereby accept a position as a Board Member of the Company, effective as of the date below:

Dated this 2nd day of July, 2013.

Jelena Cvetojevic

CONSENT

To the Board of Directors of:

KENERGY SCIENTIFIC, INC.

I, Zoran Cvetojevic, hereby accept a position as a Board Member of the Company, effective as of the date below:

Dated this 2nd day of July, 2013.

Zoran Cvetojevic

RESOLUTION IN LIEU OF DIRECTOR'S MEETING

THE UNDERSIGNED, being all of the Directors of Kenergy Scientific, Inc., a New Jersey Corporation, in lieu of a Director's meeting, hereby consent to the following resolutions:

RESOLVED, that as of the date of this resolution, the corporation has agreed to a Letter of Intent between Mina Mar Group Inc., Kenneth P. Glynn and Kenergy Scientific, Inc. dated May 31, 2013, as amended on June 26, 2013, attached hereto as Exhibit A and by separate resolutions of even date herewith, the Board has approved the aforesaid Exhibit A Agreement, and whereas Kenneth P. Glynn shall have a remaining deferred salary balance of $ 180,000.00 with certain conversion rights as set forth in the Exhibit A Agreement, those rights are now set forth in a Convertible Note, Exhibit B attached hereto, which the Board hereby approves by this Resolution.

FURTHER RESOLVED, that the corporate officers are hereby authorized to execute any and all documents necessary to accomplish the above resolution.

DATED: June 28, 2013

Kenneth P. Glynn, Director and CEO
Kenergy Scientific, Inc.

Kenneth W. Moser, Director

(RES-Glynn Conv. Note)

RESOLUTION IN LIEU OF DIRECTOR'S MEETING

THE UNDERSIGNED, being all of the Directors of Kenergy Scientific, Inc.("KNSC"), a New Jersey Corporation, in lieu of a Director's meeting, hereby consent to the following resolutions:

Whereas, Kenneth P. Glynn, current CEO, President, Treasurer and Secretary of KNSC has submitted his resignations from all of the foregoing as well as all committees of KNSC, effective at midnight on June 30, 2013;

RESOLVED, that the Board of Directors hereby accepts Kenneth P. Glynn's resignations as CEO, President, Treasurer and Secretary of KNSC, as well as all committees of KNSC, effective at midnight on June 30, 2013;

RESOLVED, that the following officers are hereby appointed effective a moment following midnight of June 30, 2013, that is, effective on July 1, 2013:

President…Charles Zein

CEO……...Manuel Canales

Treasurer……………Teresa Rubio

Secretary…………… Teresa Rubio

FURTHER RESOLVED, that the corporation directs the present officers of the company to effect a smooth transfer of powers and related necessary documents and information to the new officers.

DATED: June 28, 2013

Kenneth P. Glynn, Director and CEO
Kenergy Scientific, Inc.

Kenneth W. Moser, Director

Now, Therefore, upon motion made, seconded, and discussion on the merits, the following Resolution was unanimously approved by the Board of Directors:

RESOLVED THAT, In exchange for payment of $ 5,000.00 in debt reduction for previously owed and accumulated administrative services to an affiliate of Glynn, KNSC hereby assigns all right, title and interest in said Bandage Portfolio to Glynn or his designee. Further, the transaction to consummate this sale shall be as follows:

Assignments from KNSC to Glynn or this designee shall be properly prepared and executed for all Bandage Portfolio patents, applications and inventions, as set for in Exhibit B attached hereto, effective June 1, 2013, and the previously accumulated administrative services debt owed to GlynnTech, Inc. shall be reduced by $ 5,000.00, also effective June 1, 2013.

Dated April 2, 2013

Kenneth W. Moser, Board Member

Kenneth P. Glynn, Board Member

2

RESOLUTION IN LIEU OF DIRECTOR'S MEETING

(Resolution 04022013.1)

The undersigned, being all of the members (two) of the Board of Directors of KENERGY SCIENTIFIC, INC., a New Jersey Corporation, hereby approve the following resolutions:

Whereas, Kenergy Scientific, Inc. ("KNSC") has previously acquired, developed and pursued alternative energy patents pertaining to wind, solar, hydro and combination alternative technologies, hereafter "Alternative Energy Portfolio";

Whereas, KNSC had paid $ 25,000.00 to an affiliate of Kenneth P. Glynn, majority shareholder and officer of KNSC, to acquire most of the Alternative Energy Portfolio; and,

Whereas, KNSC has diligently attempted to sell or license all or part of the Alternative Energy Portfolio and has been unsuccessful;

Whereas, imminent and future patent expenses are/ will become due to support the Alternative Energy Portfolio and KNSC has no apparent funding to support these expenses;

Now, Therefore, upon motion made, seconded, and discussion on the merits, the following Resolution was unanimously approved by the Board of Directors:

RESOLVED THAT, In exchange for payment of $ 40,000.00 in debt reduction for previously owed and accumulated administrative services to an affiliate of Glynn, KNSC hereby assigns all right, title and interest in said Alternative Energy Portfolio to Glynn or his designee. Further, the transaction to consummate this sale shall be as follows:

Assignments from KNSC to Glynn or this designee shall be properly prepared and executed for all Alternative Energy Portfolio patents, applications and inventions, as set for in Exhibit A attached hereto, effective June 1, 2013, and the previously accumulated administrative services debt owed to GlynnTech, Inc. shall be reduced by $ 40,000.00, also effective June 1, 2013.

FURTHER action was taken as follows:

Whereas, KNSC has two medical related pending patent applications pertaining to biodegradable bandages that were assigned, at least in part, to KNSC for ten dollars (hereinafter "Bandage Portfolio");

Whereas, legal support and government fees are and will become due on said Bandage Portfolio and KNSC has no apparent funding to support these expenses, and further, has no business interest in and is unable to fund prototypes, trial tests, etc. and would otherwise abandon this project;

1

06/29/2013 16:26 9087883999 GLYNNTECH INC PAGE 01

KENERGY SCIENTIFIC, INC.
56 Junction Rd.
Flemington, New Jersey 08822
(908) 788 0077 tel
(908) 788 3999 fax

FAX TRANSMITTAL COVER SHEET

TO: MIRO / MINA MAR GROUP INC.

FAX NO. 1-416-352-1428

FROM: KEN GLYNN

REGARDING: KNSC CLOSING DOCUMENTS

COMMENTS:

1. Resolution of April 2, 2013, Patent Portfolios;
2. Resolution June 28, 2013, Appointing New Corporate Officers;
3. Resolution June 28, 2013, Approving LOI;
4. Resolution June 28, 2013, Ken's remaining Debts;
5. Shareholders Consents June 28, 2013, Electing New Board of Directors;
6. Glynn's Resignations;
7. Moser's Resignations;
8. Assignments of debt June 30, 2013 Glynn to Mina Mar'

SENT DATE July 01, 2013 TIME 3:05 PM

NO. OF PGS (INCLUDING THIS COVER) 11 PAGES

FOR USE BY ADDRESSEE ONLY. THIS IS PRIVILEGED AND CONFIDENTIAL. IF RECEIVED IN ERROR, PLEASE NOTIFY SENDER IMMEDIATELY. Thank you.

Preparer [signature] Sender [signature]

ASSIGNMENT OF DEBT

KENNETH P. GLYNN TO MINA MAR GROUP INC.

June 30, 2013

This Assignment is made this 30th day of June, 2013 by KENNETH P. GLYNN (hereinafter "KPG") to MINA MAR GROUP INC. (hereinafter "MMG").

WHEREAS, KPG and MMG have entered into an LOI dated May 31, 2013 for MMG inter alia, purchase KPG shares in Kenergy Scientific, Inc. ("KNSC") and have agreed through emails and discussions and assent to modifications of June 26, 2013 of said LOI, and KPG and MMG are in the process of completing and closing the underlying transactions therein, and

WHEREAS, apportion of said KPG obligations thereunder includes assignment of debt above $ 180,000 owed by KNSC to KPG;

NOW, THEREFORE, KPG agrees as follows:

1. KNSC has reported through the accounting department that, as of June 30, 2013, KNSC owes KPG the following debt, some pursuant to Employment Agreements and some unsecured and some on a Promissory Note purchased by KPG:

Item	Principal	Interest	Total
Acquired Note	$ 0	$ 9,897.60	$ 9,897.60
Deferrd Compen.	243,677.00	6194.50	249,871.50
Unsecured Loans	5,560.00		5,560.00
Total			$ 265,329.10.

2. After subtracting retained deferred compensation debt of $ 180,000.00 pursuant to said LOI, from the total set forth in paragraph 1 above, the assigned debt is $ 85,329.10. KPG herby assigns all right title and interest in the following debt equaling $ 85,329.10:

EMPLOYMENT AGENCY AGREEMENTINDEPENDENT CONTRACTOR Co-CEO

(Co-CEO Agreement effecting Kenergy Scientific Inc (KNSC in connection with engagement of The Managing Director, Mr. Manuel Canales)

References:

Co-CEO, 1806628 Ontario Inc. o/a Caribbean Sustainable Development Corporation/The Media Group Inc., CSDC means the service provider and or independent employee contractor namely Mr. Manuel Canales and or companies and entities controlled by Manuel Canales directly or indirectly, and no one else.

Kenergy Scientific Inc (KNSC), SP Pages, KNSC means the New Jersey USA Publicly traded company symbol (KNSC) the Canadian Federally Chartered Company representing all shareholders and stakeholders interests in these entities and its board of Directors namely Mrs. Andrea Zecevic Mr. Miro Zecevic, Mr. Hugo Rubio, Mr Zoran Cvetojevic Mrs Jelena Cvetojevic

This Co-CEO Agreement (the “Agreement”) first draft made as of May 28th, 2013,and amended June 29 2013 as version 3 herein by and between public company Kenergy Scientific Inc (KNSC) (name change in progress) and SP Pages Inc., (name change in progress) companies incorporated under the laws of New Jersey and Canadian Federal Company (and in either case, its subsidiaries, affiliates and/or other associated entities), with principal address at 30 Eglinton Ave. West, Suite 808, Mississauga, Ontario, Canada, M5H 2W9, hereby represented by its elected board directors, Ms. Andrea Zecevic Mr. Miro Zecevic, Mr. Hugo Rubio, Mr Zoran Cvetojevic Mrs. Jelena Cvetojevic (herein collectively referred to as “KNSC” KNSC” board members and or the Company retaining the services of the Co CEO) and 1806628 Ontario Inc. o/a Caribbean Sustainable Development Corporation/The Media Group Inc. Inc. Company incorporated under the laws of Ontario, Canada (and in either case, its subsidiaries, affiliates and/or other associated entities), with principal address at 603 Glengrove Ave., hereby represented by its Managing Director, Mr. Manuel Canales, (herein collectively referred to as “CSDC” and or “the Consultant” ),  and altogether herein referred to as (the “Parties”).

1. PURPOSE

KNSC and CSDC are considering several prospective business ventures and/or transactions (a “Transaction”) which requires that each of them have access to Confidential Information (as defined below) of the other. For purposes of this Agreement, references to “CSDC” or to “KNSC” include their respective affiliated Parties who may participate in a Transaction.

This document confirm the terms of our mutual understanding and agreement (“Agreement”) in connection with the consultancy, strategic marketing and selling efforts of CSDC, plus the introduction of Investors and/or funding sources to KNSC.

2. APPOINTMENT

KNSC, the Company, hereby authorizes CSDC (Consultant), to identify interested parties, deals and sources to be acquired, funded, marketed, promoted, invest-in or financed by KNSC., with business opportunities particularly in media, communications, recreational Real Estate in suitable markets and other represented/associated and affiliated properties worldwide and Canada (The Projects) on terms acceptable to the Company and the Investors and/or Funding Sources.

It is understood that Consultant is acting as a finder only, is not licensed a securities broker or dealer, although may possess a mortgage broker’s license and/or real estate license, is not working in this capacity.  CSDC shall have no authority to enter into any commitments on the KNSC’s behalf, or to negotiate the terms of financing, or to hold any funds or securities in connection with financing or to perform any act which would require Consultant to become licensed as a securities broker or dealer.

3. COMPENSATION CASH AND CURRENT STOCK AND MILESTONES

-	All eligible business expenses
-	Use the KNSC’s corporate office.
-	$1,000 a week CDN, payable twice monthly
-	USD $225,000 in stock options of KNSC (based on a strike Price of 15c). The Co-CEO shall use all of his efforts talents to assist the company and its board members in maintaining a share Price equal to 50% greater than the Co-CEO remuneration or a share Price of at least 30c per share.

Consultant shall attempt on best efforts basis to settle any and all debts effecting KNSC through a cash settlement with creditors on a discounted basis or barter of fractionals. See Scale rate for pay Schedule.

-	Consultant shall solicit existing stakeholders of KNSC in effort to convert their KNSC stock into fractional ownerships.

-	Any successful conversions the stock shall be returned to the company treasury.

-	Consultant to work from KNSC offices or continue from home based, dedicating at least 35 hours a week.

-	Consultant to Report directly to the board of directors or their nominee and work closely with Vince Matlock in the marketing for the real estate product side and various trade / barter deals with builders to target sale to buyers into fractional ownership of various projects

     If any of the projects is consummated as a result of the terms of this Agreement, then Consultant shall be entitled to a cash fee equal to:

SCALE:

-          five percent (5%) for private equity and/or joint venture, partnership

-          three percent (3%) for debt finance,

-          ten percent (10%) for individual real estate transactions (including through European affiliate marketing company Deal Searcher.

-          five percent (5%) for packaged multiple units real estate transactions.

-          fifteen percent (15%) agency fee for planning, designing and executing advertising,

promotions and publicity plans in barter trade (no cash), with the CSDC consultancy fee payable in cash.

- 50% of the net-net immediate capital gains obtained via the acquisition or amalgamation of the property or third party deal

All sums which shall be payable to Manuel Canales or it’s designee at funding/execution, save and except that any sum received shall not exceed 15% of the net proceeds which are for the beneficiary KNSC. Simply, should the net proceeds to be received by the KNSC be example $100,000.00 notwithstanding the above the maximum sum to be received by the Co-CEO shall not exceed $15,000.00.

“Funding” and “Projects” as used herein, shall mean all the amounts agreed to between the borrower and the lender to complete the project, including but not limited to private or public fund raising equity, debt financing, joint ventures partnerships, including in-kind contributions as furnished to the interested parties and/or the Company, its parents, subsidiaries and/or affiliates introduced by the Consultant as a result of this Agreement.  The funding fee shall be payable at funding and/or closing.

4. FEES

The fees due to Consultant as set forth in Section 2 above shall be paid immediately to Manuel Canales and/or its designee(s) by bank wire transfer, bank draft or cashier’s check at funding.

5. TERMINATION

This Agreement may be terminated at any time, after the first 6 months firm commitment (non-cancelable) by either party by 60 days prior written notice to the other party in accordance with the notice provisions listed in Section 7, but such termination shall not affect the obligation of the Company to pay the finder’s and consultancy fees hereunder as to Funding and Marketing work consummated at any time after such termination with any Investor and/or Funding and Marketing/Publicity Source introduced by CSDC Consultant to the KNSC Company as a result of this agreement.

6. ACCURATE INFORMATION

The KNSC Company hereby represents and warrants that all information provided CSDC Consultant pertaining to the KNSC Company and its subsidiaries, affiliates or other associated entities shall be true and correct and the KNSC Company shall hold CSDC Consultant harmless from any and all liability, expenses or claims arising from the disclosure use of such information.

7. Length of Agreement

This Agreement begins retroactively to the beginning of Consultant’s relationship with Company and remains in effect at all times during any consulting, partnering, or other business relationship between the parties and for the periods of time specified thereafter as set forth below. This Agreement does not create any form of continued business relationship other than as set forth in a separate written agreement signed and dated by all parties.

8. Representation and Warranties

Consultant represents and warrants that their relationship with Company will not cause or require it to breach any obligation to, agreement, or confidence related to confidential, trade secret and proprietary information with any other person, company or entity. Further, Consultant acknowledges that a condition of this relationship is that it has not brought and will not bring or use in the performance of its duties at Company any proprietary or confidential information, whether or not in writing, of a former employer without that employer’s written authorization. Breach of this condition to be remedy within 7 days of the breach occurrence. . Except as may be noted on the back of the signature page hereof, there are no inventions of Consultant heretofore made or conceived by Consultant that Consultant deems to be excluded from the scope of this Agreement, and Consultant hereby releases Company from any and all claims by the Consultant by reason of any use by Company of any invention heretofore made or conceived by Consultant.

9. Confidentiality

Consultant hereby acknowledges that Company has made, or may make, available to Consultant certain customer lists, pricing data, supply sources, techniques, computerized data, maps, methods, product design information, market information, technical information, benchmarks, performance standards and other confidential and/or Proprietary Information of, or licensed to, the Company or its clients/customers (“Customers”), including without limitation, trade secrets, inventions, patents, and copyrighted materials (collectively, the “Confidential Material”).

Consultant acknowledges that this information has independent economic value, actual or potential, that is not generally known to the public or to others who could obtain economic value from their disclosure or use, and that this information is subject to a reasonable effort by the Company to maintain its secrecy and confidentiality. Except as essential to Consultant’s obligation under this Agreement, Consultant shall not make any disclosure of this Agreement, the terms of this Agreement, or any of the Confidential Material. Except as essential to Consultant's obligations pursuant to their relationship with the Company, Consultant shall not make any duplication or other copy of the Confidential Material.

Consultant shall not remove Confidential Material or proprietary property or documents without written authorization. Immediately upon request from Company, Consultant shall return to Company all Confidential Material or proprietary property or documents. Consultant shall notify each person to whom any disclosure is made that such disclosure is made in confidence, that the Confidential Material shall be kept in confidence by such persons, and that such persons shall be bound by the provisions of this Agreement. Consultant further promises and agrees not solicit Customers or potential Customers of the Company, after the termination of this Agreement, while making use of Company’s Confidentiality Material.

10. Proprietary Information

For the purpose of this Agreement, “Proprietary Information” shall include, but not limited to any information, observation, data, written material, record, document, drawing, photograph, layout, computer program, software, multimedia, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, work of authorship, logo, system, promotional idea, customer list, customer need, practice, pricing information, process, test, concept, formula, method, market information, technique, trade secret, product and/or research related to the actual or anticipated research development, products, organization, marketing, advertising, business or finances of Company, its affiliates or related entities. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

All right, title, and interest of every kind and nature whatsoever in and to the Proprietary Information made, written, discussed, developed, secured, obtained or learned by Consultant during the term of the relationship with the Company , shall be the sole and exclusive property of Company for any purpose or use whatsoever, and shall be disclosed promptly by Consultant to Company. The covenants set forth in the preceding sentence shall apply regardless of whether any Propriety Information is made, written, discussed, developed, secured, obtained or learned (a) solely or jointly with others, (b) during the usual hours of work or otherwise, (c) at the request and upon the suggestion of Company or otherwise, (d) with Company’s materials, tools, instruments, or (e) on Company's premises or otherwise. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

The right to any copyright, design right, proprietary right, confidential know-how, process, methodology, invention, name, trademark or any other similar proprietary right, whether registered or unregistered (hereinafter “Intellectual Property”), that is proprietary to the Consultant before THE execution of this contract, shall remain with the CSDC Consultant Party providing such Intellectual Property, at all times. If required for any of the Projects, the Consultant will grant to the Company a non-exclusive right to use its Intellectual Property rights and, if required, the performance of the Work and then strictly only to the extent necessary for the proper performance of such obligations. Such rights shall terminate upon termination of this agreement, howsoever caused or, if later, on completion of the Work concerned.

Consultant shall comply with any reasonable rules established from time to time by Company for the protection of the confidentiality of any Proprietary Information. Consultant irrevocably appoints the President and all Vice Presidents of the Company to act as Consultant’s agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights and similar rights to any Proprietary Information assigned by Consultant to Company under this Agreement if (a) Consultant refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Consultant acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Consultant. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

Consultant shall promptly and fully disclose to Company, in confidence (a) all Proprietary Information that Consultant creates, conceives or reduces to practice in writing either alone or with others during the term of this Agreement, and (b) all patent applications and copyright registrations filed by Consultant within one year after termination of this Agreement, including but not limited to materials and methodologies involved.

Any application for a patent, copyright registration or similar right filed by Consultant within one year after termination of this Agreement shall be presumed to relate to Proprietary Information created by Consultant during the term of this Agreement, unless Consultant can prove otherwise with reasonable certainty. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

Nothing contained in this Agreement shall be construed to preclude Company from exercising all of its rights and privileges as sole and exclusive owner of all of the Proprietary Information owned by the Company under this Agreement. Company, in exercising such rights and privileges with respect to any particular item of Proprietary Information, may decide not to file any patent application or any copyright registration on such Proprietary Information, may decide to maintain such Proprietary Information as secret and confidential, or may decide to abandon such Propriety Information, or dedicate it to the public. Consultant shall have no authority to exercise any rights or privileges with respect to the Proprietary Information owned by the Company under this Agreement. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

11. Works for Hire

Consultant acknowledges that all works of authorship performed for Company are subject to Company’s direction and control and that such works constitute a work for hire pursuant to Canadian LAWS (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

All Propriety Information developed, created, invented, devised, conceived or discovered by Consultant that is subject to copyright are explicitly considered by Consultant and Company to be “works made for hire” and the property of Company. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

12. Assignment

Company shall own as its sole and exclusive property, and Consultant agrees to assign, transfer, and convey and or its authorized nominees all of his or her right, title and interest in and to any and all said “ideas” that related generally to Company’s business, including but not limited to any inventions, processes, improvements, ideas, copyrightable works of art, trademarks, copyrights, formulas, manufacturing technology, developments, writings, discoveries, and trade secrets that Consultant may make, conceive, or reduce to practice, whether solely or jointly with others, copyrightable, patentable or unpatentable, from the date of this Agreement or the date of first employment with Company if earlier, until the termination of Consultant’s employment. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

Consultant is not required to assign any invention where no Company equipment, supplies, facilities or trade secret information was used and that was developed entirely on Consultant’s own time and: that does not relate to Company’s business or to Company’s actual demonstrably anticipated research or development or; that does not result from work performed for Company. (***except for consultants’ proprietary informatioN/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

The parties hereby assigns to each other all releases and discharges each other, any affiliate of the parties and their respective officers, directors and employees, from and against any and all claims, demands, liabilities, costs, and expenses arising out of, or relating to, any Proprietary Information.

13. Execution of Instruments

During employment by Company, upon request and without compensation other than as herein provided but at no expense to Consultant, Consultant shall execute any documents and take any legal action Company may deem necessary or appropriate to effectuate the provisions of this Agreement, including without limitation assisting Company in obtaining and/or maintaining patents, copyrights or similar rights to any Proprietary Information assigned to Company.

Consultant further agrees that the obligations and undertakings stated in this paragraph will continue beyond termination of employment for any reason by the Company, but if Consultant is called upon for such assistance after termination of employment, Consultant is entitled to fair and reasonable fee in addition to reimbursement of any expenses incurred at the request of the Company.

14. Patent Application

Company agrees to pay all expenses in connection with the preparation and prosecution of patent applications in the USA and all foreign countries wherein Company may desire to obtain patents.

Company agrees to pay Consultant a cash award of $10,000 upon execution by Consultant of application for USA Letters Patent for such invention or improvement and issuance of a patent on said application, together with an assignment thereof to Company.

Excepted from this Agreement are inventions or improvements relating to Company business made by Consultant before commencement of this employment by Company which are:

embodied in the USA Letters Patent or an application for [USA Letters Patent filed prior to commencement of this employment; or

In the possession of a former Company who owns the invention; or

Set forth in an attachment hereto.

15. Non-Compete

Consultant agrees not to engage in any activity that is competitive with any activity of Company during the course of their relationship and for a period equal to which the Company will provide post agreement compensation to THE Consultant after termination of the Agreement. For purposes of this paragraph, competitive activity encompasses forming or making plans to form a business entity that may be deemed to be competitive with any business of Company. This does not prevent Consultant from seeking or obtaining employment or other forms of business relationships with a competitor after termination of employment with Company so long as such competitor was in existence prior to the termination of relationship with Company and Consultant was in no way involved with the organization or formation of such competitor.

16. Business Opportunities

During the terms of this Agreement, if Consultant becomes aware of any project, investment, venture, business or other opportunity (any of the preceding, collectively referred to as an “Opportunity”) that is similar to, competitive with, related to, or in the same field as Company, or any project, investment, venture, or business of Company, then Consultant shall so notify Company immediately in writing of such Opportunity and shall use Consultant’s good-faith efforts to cause Company to have the opportunity to explore, invest in, participate in, or otherwise become affiliated with such Opportunity. After Company’s timely investigation of opportunity and prompt decision not to proceed with the initiative, Consultant will be clear to proceed with such opportunity on his own terms so as long as THE opportunity does not compete directly with the Company.

17. No Ownership

Neither Consultant nor any of their agents or principals shall become or be deemed an owner, partner, joint venture or agent of or with Company or any of its affiliates or related companies or businesses by reason of this Agreement or his/her relationship with Company unless set forth in a separate written agreement signed and dated by the parties. Both Company nor Consultant nor any agent, Consultant, officer or independent contractor of or retained by Consultant shall have any authority to bind the other in any respect unless set forth in a separate written agreement signed and dated by the parties.

18. Solicitation of Employees

Consultant agrees that he/she will not, either during the period of this Agreement, or for a period of 3 year after this Agreement has terminated, solicit any of Company’s employees for a competing business or otherwise induce or attempt to induce such employees to terminate their employment with Company.

19. Soliciting Customers After Termination of Agreement

For a period of 3 years following the termination of the relationship with the Company, Consultant shall not, directly or indirectly, make known to any person, firm or corporation the names or addresses of any of the customers of Company or any other information pertaining to them, or call on, solicit, take away, or attempt to call on, solicit, or take away any customer of Company on whom Consultant called or with whom Consultant became acquainted during the time of this Agreement, for either itself or for any other person, firm, or corporation. (***except for consultants’ proprietary CLIENTS, prior to THE date of this agreement)

20. Injunctive Relief

The parties hereby acknowledges (1) that due to the unique nature of the protections and provisions set forth in this Agreement, (2) that the party will suffer irreparable harm if any of the parties (Company or Consultant) breaches any of said protections or provisions, and (3) that monetary damages will be inadequate to compensate for such breach. Therefore, the party that breaches any of such provisions entitles the other party to injunctive relief, in addition to any other remedies at law or equity, to enforce such provisions.

21. Continuing Effects

Consultant’s obligations regarding trade secrets and confidential information shall continue in effect beyond the period of the relationship as stated above, and said obligation shall be binding upon Consultant’s spouse, affiliates, assigns, heirs, executors, administrators, or other legal representatives.

22. Subsidiaries And Parents

For the purposes of this Agreement, the term “Company” shall also be deemed to include any affiliated organization that owns fifty percent (50%) or more of the voting stock, whether or not Consultant is directly employed by such other organization.

23. Non-Filing

Consultant specifically agrees that Company’s rights granted hereunder shall include the right not to file for copyrights or domestic or foreign patents when such is considered by Company in its sole discretion appropriate for the business objectives of Company. (***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

24. Notice to Consultant

This Agreement does not apply to any invention for which no equipment, supplies, facility, or trade secret information of Company was used and that was developed entirely on Consultant’s own time and:

That does not relate (1) to Company’s business or (2) to the actual or anticipated research or development work of Company; or

That does not result from any work performed by Consultant or Company. The burden of proof is on the Consultant with respect to the exceptions of this Paragraph.

(***except for consultants’ proprietary information/INTELLECTUAL PROPERTY, prior to THE date of this agreement)

25. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute a single integrated document.

26. Severable Provisions

The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provisions to the extent enforceable shall nevertheless be binding and enforceable.

27. GOVERNING LAW AND ARBITRATION

This agreement shall be governed by and construed in accordance with the laws of Canada.

Any dispute or difference arising between the Parties out of or in connection with this agreement shall be settled amicably by the Parties in good faith, by whatever means the Parties deem appropriate.  If the Parties cannot resolve any such dispute between them within thirty (30) calendar days from the date on which either Party received notice from the other Party as per the existence of such dispute or difference, both Parties agree to seek private conciliation or mediation, in a form agreed by the Parties.  If the Parties then cannot resolve any such dispute within ninety (90) calendar days as of the date of commencement of such proceedings, then the dispute or difference may be submitted by either Party for final and conclusive arbitration under the rules of the International Chamber of Commerce.

This agreement shall be legally binding between the Parties.  In the event of any conflict or discrepancy between the legally binding provisions of this agreement and any terms and conditions of a subsequent contract, which results between the Parties relating to any Work, then unless stated to the contrary, the provisions or the subsequent contract shall prevail.

This document constitutes the entire agreement between the Parties and supersedes all prior oral or written agreements, understandings, representations and warranties and course of conduct and dealing between the Parties with respect to the matters referred to in this agreement.

28. Modifications

This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of such modification is sought.

29. Prior Understandings

This Agreement contains the entire agreement between the parties to this Agreement with respect to the subject matter of the Agreement, is intended as a final expression of such parties' agreement with respect to such terms as are included in this Agreement is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understanding, agreements, representations and warranties.

30. Waiver

Any waiver of a default under this Agreement must be made in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be constructed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

31. Drafting Ambiguities

Each party to this Agreement has reviewed and had the opportunity to revise this Agreement. Each party to this Agreement has had the opportunity to have legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

32. Jurisdiction and Venue

This Agreement is to be construed pursuant to Laws of the State Canada / Ontario Jurisdiction and venue for any claim arising out of this Agreement shall be made in the State of CANADA / ONTARIO

33. NOTICES

Any notice request, instruction or other document to be given under this Agreement by either party to the other party shall be in writing and delivered personally; or sent by registered or certified mail, postage prepaid:

      If to KNSC Company:

Board of Directors KNSC

Att: Miro Zecevic

30 Eglinton Ave. West,

Suite 808,

Mississauga,

Ontario,

Canada, M5H 2W9

Corporate Account Miro@minamargroup.com

Andrea Zecevic azconsulting2001@gmail.com

    If to CSDC Consultant/ Finder:

Manuel Canales

1806628 Ontario Inc.

O/a Caribbean Sustainable Development Corporation

And/or The Media Group Inc.

603 Glengrove Ave.

Toronto, Ontario

Canada, M6B 2H7

416.784.5663 offices

647.520.7410 cell

themediagroupinc@gmail.com

csdcorpgroup@gmail.com

Or at such other address for a party as shall be specified by like notice.  Any notice which is delivered personally, or sent by overnight express in the manner provided in this Section 7, shall be deemed to have been given to the Party to whom it is addressed upon actual receipt by such party.  In the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third business day after it is so placed in the   mail unless delayed by a natural disaster such as a hurricane. Any notice sent via electronic mail (email) should be sent with return notice.

34. COMPLETE UNDERSTANDING

 This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior agreements and understanding, both written and oral between the parties hereto with respect to the subject matter.

35. HEADINGS AND CAPITALIZED TERMS

The headings herein are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of its provisions.

36. SUCCESSORS AND ASSIGNS

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.  Neither consultant nor Company may assign their rights or delegate their obligations under this agreement without the prior written consent of the other.

37. MODIFICATION AND WAIVER

None of the terms or conditions of this Agreement may be waived except in writing by the both parties in writing.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Consultant and Company.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

38. NON-CIRCUMVENTION

Both parties hereby irrevocably agree not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any Investor and/or Funding Source by Consultant to Company.

39. CONFIDENTIALITY

Throughout the term of this Agreement and following termination hereof for any reason or completion of Project, Finder agrees to hold inviolate and keep KNSC all knowledge or information processes, know-how, and other confidential information made known to it or otherwise acquired during the term of this Agreement and will not disclose the same or anything related thereto to any other person, firm, bank, media, corporation, or other entity, or make use of such information for any purpose, except as may be required in the course and scope of performing its obligations under this Agreement or as part of any mandated reporting required by law.

40. INVALID PROVISIONS

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such legal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

If the foregoing correctly sets forth our agreement, please sign and return the enclosed copy of this Agreement.

AGREED TO AN ACCEPTED AS OF THE DATE HEREOF

1806628 Ontario Inc.

O/a Caribbean Sustainable Development Corporation, The Media Group Inc.

By:

Manuel Canales, Managing Director

Empowered to bind the corporation

KNSC GROUP and Subsidiaries, Affiliated and Associated entities

By:

Miro Zecevic (as preferred shareholder)

Empowered to bind the corporation as per the elected board members directions